                                                                     Exhibit 1.2
                                                                     -----------


                                COMDISCO, INC.
                           (A DELAWARE CORPORATION)

                            SENIOR DEBT SECURITIES

                                                     November 18, 1996

                                TERMS AGREEMENT

To:   COMDISCO, INC.
      6111 North River Road
      Rosemont, Illinois  60018

      Re:  Underwriting Agreement dated November 18, 1996



                            SENIOR DEBT SECURITIES
                            ----------------------
Title of Senior Debt Securities:     6 - 3/8% Notes Due
                                     November 30, 2001

Principal amount to be issued:       $250,000,000

Current ratings:                     Moody's Investors Service, Inc.:       Baa1
                                     Standard & Poor's:                     BBB+
                                     Duff & Phelp Credit Rating Co.:        BBB+

Interest rate:                       6 - 3/8%

Interest Payment Dates:              May 30 and November 30 of each year,
                                     commencing May 30, 1997

Date of Maturity:                    November 30, 2001

Form and Denomination:               Fully registered in denominations of
                                     $1,000 and integral multiples thereof.

Redemption provisions:               None

Sinking Fund requirements:           None

Delayed Delivery Contracts:          Not authorized


Public offering price:               99.638% plus accrued interest, if any,
                                     from November 21, 1996

Underwriting Discount:               .600%

Closing Date and location:           November 21, 1996 in offices of McBride
                                     Baker & Coles, 500 West Madison Street,
                                     40th Floor, Chicago, Illinois 60661

Rating Agencies applicable           Moody's Investors Service, Inc.,
to Sections 4 and 9 of               Standard & Poor's
the Underwriting Agreement:          and Duff & Phelps Credit Rating Co.

Payment for the Securities shall be made to the Company in same day funds payable to the order of the Company against acknowledgment of satisfactory notation of the Underwriter's interest in the Global Note representing the Securities by the Underwriters.

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.

                                                                      Principal
           Underwriter                                                 Amount
---------------------------------                                   ------------
Salomon Brothers Inc                                                $ 41,750,000

BA Securities, Inc.                                                 $ 41,650,000

Citicorp Securities, Inc.                                           $ 41,650,000

NationsBanc Capital Markets, Inc.                                   $ 41,650,000

Smith Barney Inc.                                                   $ 41,650,000

UBS Securities LLC                                                  $ 41,650,000
                                                                    ------------

     TOTAL                                                          $250,000,000
                                                                    ============


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

            [SIGNATURE PAGE FOR NOVEMBER 18, 1996 TERMS AGREEMENT]

                                    SALOMON BROTHERS INC


                                    By: /s/ Daniel Kipp
                                        ------------------------
                                    Its:    Authorized Signatory

                                    BA SECURITIES, INC.


                                    By: /s/ Mark Dawley
                                        ------------------------
                                    Its:    Authorized Signatory

                                    CITICORP SECURITIES, INC.


                                    By: /s/ Donald Donahue
                                        ------------------------
                                    Its:    Authorized Signatory

                                    NATIONSBANC CAPITAL MARKETS, INC.


                                    By: /s/ Douglas J. Fink
                                        ------------------------
                                    Its:    Authorized Signatory

                                    SMITH BARNEY INC.


                                    By: /s/ Robert Holloman
                                        ------------------------
                                    Its:    Authorized Signatory

                                    UBS SECURITIES LLC


                                    By: /s/ Richard Messina
                                        ------------------------
                                    Its:    Authorized Signatory

Accepted:

COMDISCO, INC.


By: /s/ Edward A. Pacewicz
    ------------------------
Its:    Authorized Signatory

                                       3